EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 1st day of January 2008

BETWEEN:

US Geothermal Inc., a body corporate having an office at 1505 Tyrell Lane Boise, Idaho 83706
(the "Company")

AND:

Daniel Kunz of 1505 Tyrell Lane, Boise, Idaho 83706
(the "Employee")

WHEREAS:

(A)         the Company is in the business of developing geothermal properties;

(B)         the Company wishes to engage the Employee as President and Chief Executive Officer; and

(C)        the parties hereto wish to enter into this Agreement for the purpose of fixing the compensation and terms applicable to the employment of the Employee during the period hereinafter set out.

             NOW, THEREFORE, THIS AGREEMENT WITNESSES that the parties hereto, in consideration of the respective covenants and agreements on the part of each of them herein contained, do hereby covenant and agree as follows:

1.         Employment

             The Company hereby engages the Employee as President and Chief Executive Officer of the Company and the Employee hereby accepts such employment, upon the terms and conditions hereinafter set out.

2.         Term

             This Agreement will be effective from January 1, 2008 and will remain in full force and effect until the earlier of December 31, 2008 or until terminated as hereinafter provided.

3.         Responsibility

             The Employee will devote appropriate working time to his Employment hereunder, and while engaged in his employment will have the authority and duty to perform and carry out such duties and responsibilities as are customarily carried out by persons holding similar positions in other development companies comparable in size to the Company and such additional and related duties as may from time to time be assigned, delegated, limited or determined by the Board of Directors.

4.         Other Business Activities

             It is agreed that the Employee's employment hereunder shall constitute one hundred forty (140) hours per month, which shall be devoted exclusively for the benefit of the Company.

(a)         the Employee may engage in any other business activities, so long as such activities will not interfere with, or impede, or have the potential to conflict in any significant manner with either the interests of the Company and/or the performance of his duties as President and Chief Executive Officer of the Company. Before the Employee can engage in any other geothermal-related business activity the Employee must disclose full particulars thereof in writing to the Board of Directors, and within 15 days after the date of such disclosure, the Employee must receive from a majority of the Board of Directors a decision that such activities by the Employee will not, in the opinion of the Board of Directors, interfere or be in conflict with the interests of the Company and/or the Employee's performance of his duties to the Company hereunder;

(b)         the Employee shall refer to the Board of Directors any and all matters and transactions in respect of which an actual or potential conflict of interest between the Employee and the Company has arisen or may arise, however remote the possibility, and the Employee shall not proceed with any such matter or transaction until the Board of Director's approval therefore is obtained. Such approval shall not be unreasonably withheld. For purposes of clarification, this provision is not intended to limit in any way the Employee's other fiduciary obligations to the Company, which may arise in law or in equity.

5.        Compensation

             In consideration of the performance by the Employee of his responsibilities and duties as President and Chief Executive Officer hereunder:

(a)         the Company will pay the Employee the sum of US$170,400 per annum, payable in monthly installments of $14,200 no later than the last working day of the month;

(b)         the Company will grant the Employee incentive stock options in such amount and on such conditions as the Board of Directors of the Company may determine from time to time;

(c)

the Company will provide the Employee and his immediate family (consisting of spouse and children) with medical, dental and related coverage as are available to the other employees of the Company. The Company will also provide reasonable life insurance and accidental death coverage with the proceeds payable to the Employee's estate or specified family member; and,

(d)	the Company will provide a 401K retirement benefit as is available to the other employees of the Company.

6.         Expenses

             The Company shall reimburse the Employee for any and all reasonable and documented expenses actually and necessarily incurred by the Employee in connection with the performance of his duties under this Agreement. The Employee will furnish the Company with an itemized account of his expenses in such form or forms as may reasonably be required by the Company and at such times or intervals as may be required by the Company.

7.         Vacation

             Employee will be entitled to a paid vacation of four weeks within each 12-month period under the terms of this Agreement, to be calculated from the date of the commencement of employment set forth in Section 2 herein.

8.         Change of Control

Cognizant that the Company is a publicly owned entity, should a Change of Control occur, the Employee shall be entitled to receive a lump sum payment in an amount equal to twenty-four (24) monthly installments of the Employee’s Compensation no later than five (5) working days after the effective date that the Change of Control has occurred. This compensation is payable by the Company or its Successor regardless of whether or not the Employee continues under employment pursuant to this Employment Agreement or is replaced with a new agreement.

If this Agreement is terminated in accordance with Section 8, the benefits provided to the Employee pursuant to Section 5 of this Employment Agreement shall continue for the four (4) months of Compensation the Employee following the termination of this Agreement pursuant to Section 8 or until the Employee commences alternative employment, whichever occurs first.

“Change of Control” means an event occurring after the effective date of this Agreement pursuant to which:

a)

a merger, amalgamation, arrangement, consolidation, reorganization or transfer takes place in which securities of the Company possessing more than 50% of the total combined voting power of the Company’s outstanding voting securities are acquired by a person or persons different from the person holding those voting securities immediately prior to such event, and the composition of the Board of Directors of the Company following such event is such that the directors of the Company prior to the transaction constitute less than 50% of the Board membership following the event;

b)

any person, or any combination of persons acting jointly or in concert by virtue of an agreement, arrangement, commitment or understanding acquires, directly or indirectly, 50% or more of the voting rights attached to all outstanding voting securities;

c)	any person, or any combination of persons acting jointly or in concert by virtue of an agreement, arrangement or commitment or understanding acquires, directly or indirectly, the right to appoint a majority of the directors of the Company; or
d)

the Company sells, transfers or otherwise disposes of all or substantially all of its assets, except that no Change of Control will be deemed to occur if such sale or disposition is made to a subsidiary or subsidiaries of the Company.

9.        Termination

           This Agreement and the Employee's employment may be terminated by the Company summarily and without notice, payment in lieu of notice, severance payments, benefits, damages or any sums whatsoever, on the occurrence of any one or more of the following events:

(a)	The Employee's failure to carry out his duties hereunder in a competent and professional manner;

(b)	The Employee's appropriation of corporate opportunities for the Employee's direct or indirect benefit or his failure to disclose any material conflict of interest;

(c)	The Employee's plea of guilty to, or conviction of, an indictable offence once all appeals (if any) have been completed without such conviction having been reversed;

(d)

The existence of cause for termination of the Employee at common law including but not limited to cause related to fraud, dishonesty, illegality, breach of statute or regulation, or gross incompetence;

(e)

Failure on the part of the Employee to disclose material facts concerning his business interests or employment outside of his employment by the Company, provided such facts relate to the Employee's duties hereunder;

(f)	Refusal on the part of the Employee to follow the reasonable and 1awful directions of the Board of Directors of the Company;

(g)	Breach of fiduciary duty to the Company on the part of the Employee;

(h)	Material breach of this Agreement or gross negligence on the part of the Employee in carrying out his duties under this Agreement; or

(i)	A declaration of bankruptcy on the part of the Employee by a court of competent jurisdiction.

9.1       In the event of the early termination of the Agreement for any reason set out in

Section 9 above, the Employee shall only be entitled to such compensation as would otherwise be payable to the Employee hereunder up to and including such date of termination, as the case may be.

9.2       This Agreement and the Employee's employment may be terminated on notice by the Company to the Employee for any reason other than for the reasons set out in Section 9 above of this Agreement upon one month notice to the Employee. In such event, the Employee will be entitled to a lump sum payment of salary and incurred expenses from the date of the notice to the termination date contained in section 2 of this agreement.

9.3       This Agreement and the Employee's employment may be terminated on notice by the Employee to the Company for any reason upon one month notice to the Company. In such event, the Employee will be entitled to payment of salary and expenses until the date one month after which notice was given.

10.       Confidential Information

           The Employee agrees to keep the affairs and Confidential Information (as defined below) of the Company strictly confidential and shall not disclose the same to any person, company or firm, directly or indirectly, during or after his employment by the Company except as authorized in writing by the Board. "Confidential Information" includes, without limitation, the following types of information or material, both existing and contemplated, regarding the Company or its parent, affiliated or subsidiary companies: corporate information, including contractual licensing arrangements, plans, strategies, tactics, policies, resolutions, patent, trademark and trade name applications; any litigation or negotiations; information concerning suppliers; marketing information, including sales, investment and product plans, customer lists, strategies, methods, customers, prospects and market research data; financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings; operational and scientific information, including trade secrets; technical information, including technical drawings and designs; any information relating to any mineral projects in which the Company has an actual or potential interest; and personnel information, including personnel lists, resumes, personnel data, organizational structure and performance evaluations. The Employee agrees not to use such information, directly or indirectly, for his own interests, or any interests other than those of the Company, whether or not those interests conflict with the interests of the Company during or after his employment by the Company. The Employee expressly acknowledges and agrees that all information relating to the Company, whether financial, technical or otherwise shall, upon execution of this Agreement and thereafter, as the case may be, be the sole property of the Company, whether arising before or after the execution of this Agreement. The Employee expressly agrees not to divulge any of the foregoing information to any person, partnership, Company or other legal entity or to assist in the disclosure or divulging of any such information, directly or indirectly, except as required by law or as otherwise authorized in writing by the Board. The provisions of this Section 10 and Section 10.1 below shall survive the termination of this Agreement for a period of one year.

10.1   The Employee agrees that all documents of any nature pertaining to the activities of the Company or its related corporate entities, including Confidential Information, in the Employee's possession now or at any time during the Employee's period of employment, are and shall be the property of the Company and that all such documents and copies of them shall be surrendered to the Company when requested by the Company.

11.       Non-Competition

During the Non-Competition Period (as defined below), the Employee shall not, either individually or in partnership or jointly or in conjunction with any other person, entity or organization, as principal, agent, consultant, lender, contractor, employer, employee, investor, shareholder or in any other manner, directly or indirectly, advise, manage, carry on, establish, control, engage in, invest in, offer financial assistance or services to, or permit the Employee's name or any part thereof to be used by, any business in geothermal resources that competes with the business of the Company, its parent, affiliated or subsidiary companies, or any business in which the Company, its parent, affiliated or subsidiary companies is engaged. Competition, for purposes of this paragraph is defined as a 10-mile radius around any and all geothermal properties acquired by or in negotiations to be acquired by the Company up to and inclusive of the date of termination. For purposes of this Agreement, "Non-Competition Period" means a period ending twelve (12) months after the end of the termination of this Agreement.

12.       Acknowledgement

           The Employee acknowledges that damages would be an insufficient remedy for a breach by him of this Agreement and agrees that the Company may apply for and obtain any relief available to it in a court of law or equity, including injunctive relief, to restrain breach or threat of breach of this Agreement by the Employee or to enforce the covenants contained therein and, in particular, the covenants contained in Sections 10, and 11, in addition to rights the Company may have to damages arising from said breach or threat of breach.

13.       Representations and Warranties

           The Employee represents and warrants to the Company that the execution and performance of this Agreement will not result in or constitute a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation, of any understanding, agreement or commitment, written or oral, express or implied, to which the Employee is currently a party or by which the Employee or Employee's property is currently bound.

14.       Governing Law

           This Agreement shall be construed and enforced in accordance with the laws of the State of Idaho, USA.

15.       Entire Agreement

           This Agreement constitutes the entire agreement between the parties hereto with respect to the relationship between the Company and the Employee and supersedes all prior arrangements and agreements, whether oral or in writing between the parties hereto with respect to the subject matter hereof.

16.       Amendments

           No amendment to or variation of the terms of this Agreement will be effective or binding upon the parties hereto unless made in writing and signed by both of the parties hereto.

17.       Assignment

           This Agreement is not assignable by the Employee. This Agreement is assignable by the Company to any other company, which controls, is controlled by, or is under common control with the Company. This Agreement shall enure to the benefit of and be binding upon the Company and its successors and permitted assigns and the Employee and his heirs, executors and administrators.

18.       Severability

           Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

19.       Headings

           The division of this Agreement into Sections and the insertion of headings are for convenience or reference only and shall not affect the construction or interpretation of this Agreement.

20.       Time of Essence

            Time shall be of the essence in all respects of this Agreement.

21.       Independent Legal Advice

             The Employee agrees that he has had, or has had the opportunity to obtain, independent legal advice in connection with the execution of this Agreement and has read this Agreement in its entirety, understands its contents and is signing this Agreement freely and voluntarily, without duress or undue influence from any party.

22.       Notice

Any notice required or permitted to be made or given under this Agreement to either party shall be in writing and shall be sufficiently given if delivered personally, by facsimile, or if sent by prepaid registered mail to the intended recipient of such notice at their respective addresses set forth below or to such other address as may, from time to time, be designated by notice given in the manner provided in this Section:

In the case of Company:

U.S. Geothermal Inc.

1505 Tyrell Lane
Boise, Idaho 83706
Attention: Corporate Secretary
Fax No.: 208-424-1030

In the case of Employee:

Daniel Kunz
1505 Tyrell Lane
Boise, Idaho 83706
Fax No.: 208-424-1030

22.1      Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is so delivered or, if such day is not a business day, then on the next business day following any such day. Any notice mailed shall be deemed to have been given and received on the 10th business day following the date of mailing. In the case of facsimile transmission, notice is deemed to have been given or served on the party to whom it was sent at the time of dispatch if, following transmission, the sender receives a transmission confirmation report or, if the sender's facsimile machine is not equipped to issue a transmission confirmation report, the recipient confirms in writing that the notice has been received.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

U.S. GEOTHERMAL INC.

By:________________________________________
           Chairman, US Geothermal Inc.

SIGNED by the Employee in the presence of:

Witness	Daniel Kunz

Printed Name of Witness